                                                                   Exhibit 10.26

                               FIRST AMENDMENT TO
                             EMPLOYMENT AGREEMENT OF
                                 MARK G. KACHUR

      This First Amendment to Employment Agreement of Mark G. Kachur, effective April 17, 2002, hereby amends the Employment Agreement, dated December 1, 2000, entered into by Mark G. Kachur and CUNO Incorporated, as follows:

Paragraph 3(c), is deleted in its entirety and is replaced with new Paragraph 3(c), as follows:

      3(c) Restricted Shares. Provided the Executive remains in the employ of the Company, the Company shall grant to Executive, restricted shares of the Company's Common Stock, as follows:

                        Date                    Award (# shares)
                        ----                    ----------------
                  December 1, 2000                   20,219
                  April 17, 2002                      1,000
                  December 1, 2002                    1,000
                  December 1, 2003                    1,000

      Each award shall be made pursuant to the Company's 1996 Stock Incentive Plan, as amended, (with 4-year vesting) or any successor plan.

Paragraph 3(d), is deleted in its entirety and is replaced with new Paragraph 3(d), as follows:

      3(d) Options. Provided Executive remains in the employ of the Company, the Company shall grant to Executive options to purchase shares of the Company's Common Stock in the form of non-qualified stock options pursuant to the Company's 1996 Stock Incentive Plan, as amended, or any successor plan. The option awards shall be as follows:

                        Date                    NQSOs
                        ----                    -----
                  December 1, 2000              30,330
                  December 1, 2001              29,708
                  April 17, 2002                 6,000
                  December 1, 2002              36,000
                  December 1, 2003              36,000

      Any option award may, prior to the date of the grant, be increased at the discretion of the Compensation Committee of the Board (the "Committee"). The Option Price for options granted pursuant to this paragraph 3(d) shall be the closing price of the Company's Common Stock on the day of the grant. If the grant date falls on Saturday, Sunday or any other day when the Company's Common Stock is not publicly traded, the Option Price for such grant shall be the closing price of the Company's Common Stock on the next day when the Stock is publicly traded.



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
      The remainder of the Employment Agreement, unaffected by this First Amendment, shall remain in full force and effect.

IN WITNESS WHEREOF, the parties have executed this First Amendment to Employment Agreement of Mark G. Kachur, as of the date first written above.


EXECUTIVE                           CUNO INCORPORATED



/s/ Mark G. Kachur                        /s/ John A. Tomich
-------------------------                 ------------------------------
MARK G. KACHUR                            JOHN A. TOMICH
                                          General Counsel and Secretary


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